EXHIBIT 3.2

                                CORPORATE BY-LAWS
                                       OF
                           RETAIL SPICY GOURMET, INC.

OFFICES

     I - The registered office of the corporation shall be in the State of Delaware. The resident agent in charge thereof shall be appointed by the Board of Directors. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

CORPORATE SEAL

     2. The corporation may transact any and all business without the need for a corporate seal. If a seal is required by law, the corporation may use a facsimile where inscribed therein is the name of the corporation, the year of its incorporation, and the words "Corporate Seal, Delaware". In its discretion, the Board is permitted to acquire and use a true seal setting forth the information noted above.

MEETING OF STOCKHOLDERS

     3. The annual meeting of stockholders for the election of directors shall be held on a day during the first six months of each fiscal year, at a time, and at a place all as set by the Board of Directors. At said meeting the stockholders shall elect by plurality vote, a Board of Directors, and may transact such other business as may come before the meeting.

     4. Special meetings of the stockholders may be called at any time by the President, and shall be called by the President or Secretary on the request in writing of a majority of the directors or at the request in writing of a majority in voting interest of stockholders entitled to vote.

     5. All meetings of the stockholders for the elections of directors shall be held at the office of the corporation in the State of Delaware, or at such other place as may be fixed by the Board of Directors, provided that at least ten days' notice be given to the stockholders of the place so fixed. All other meetings of the stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed in the notices or waivers of notice thereof.

     6. Stockholders of the corporation entitled to vote shall be such persons as are registered on the stock transfer books of the corporation as owners of stock. The Board of Directors may set a record date for annual meetings, but such record date may not be more than 45 days prior to the annual meeting.

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     7.  A  complete  list  of  stockholders   entitled  to  vote,  arranged  in
alphabetical order, shall be prepared by the Secretary or Transfer Agent and shall be open to the examination of any stockholder at the place of election during the whole time of the election.

     8. Each stockholder entitled to vote shall, at every meeting of the stockholders, be entitled to one vote for each share held. Each stockholder entitled to vote may vote in person or by proxy signed by the stockholder, but no proxy shall be voted on or after three years from its date, unless it provides for a longer period. Such right to vote shall be subject to the right of the Board of Directors to fix a record date for stockholders as provided by these By-Laws.

     9. The holders of 30% of the stock issued and outstanding and entitled to vote at a meeting of the stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     10. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question properly brought before such meeting, unless the question is one which by express provision of the statutes of the State of Delaware or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     11. Notice of all meetings shall be mailed by the Secretary to each stockholder of record entitled to vote at his last known post office address, for annual meetings fifteen days and for special meetings ten days prior thereto.

     12. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     13. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of voters that would be necessary to authorize or take such

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action at a.  meeting at which all shares  entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent, shall be given to those stockholders who have not consented in writing.

DIRECTORS

     14. The property and business of the corporation shall be managed and controlled by the Board of Directors.

     15. The directors shall hold office until the next annual election and until their successors are elected and qualified. Directors shall be elected by the stockholders, except that if there be any vacancies on the Board of Directors by reason of death, resignation, or otherwise, or if there be any newly created directorships resulting from any increase in the number of directors, such vacancies or newly created directorships may be filled for the unexpired term by a majority of the directors then in office, though less than a quorum.

POWERS OF DIRECTORS

     16. The Board of Directors shall have all such powers as may be exercised by directors of a Delaware corporation, subject to the provisions of the statutes of Delaware, the Certificate of Incorporation, and the By-Laws.

MEETINGS OF DIRECTORS

     17. After each annual election of directors, the newly elected directors may meet for the purpose of organization, the election of officers, and the transaction of other business, at such time and place as shall be fixed by the stockholders at the annual meeting, and, if a majority of the directors be present at such place and time, no prior notice of such meeting will be required to be given to the directors. The place and time of such meeting may also be fixed by written consent of the directors.

     18. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

     19. Special meetings of the directors may be called by the president on two days' notice in writing or on one days notice by telegram to each director and shall be called by the president in like manner on the written request of two directors.

     20. Special meetings of the directors may be held within or without the State of Delaware at such place as is indicated in the notice or waiver of notice thereof.

     21. A majority of the directors in office at the time of any regular or special meeting shall constitute a quorum.

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     22. Any action  required  or  permitted  to be taken at any  meeting of the
Board of Directors may be taken without a meeting, if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

     23. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear one another, and such participation in a meeting shall constitute presence in person at the meeting.

COMMITTEES

     24. The Board of Directors may, by resolution, create committees from time to time, which committees shall have and may exercise all the powers and authority of the Board of Directors to manage the business and affairs of the corporation. However, the committees shall not have the power to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, amend the By-Laws of the corporation; and, unless a resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power to declare a dividend or authorize the issuance of stock.

INDEMNIFICATION

    25. The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

OFFICERS OF THE CORPORATION

     26. The officers of the corporation shall be a president, a secretary, a treasurer, and such other officers as may from time to time be chosen by the Board of Directors. All offices may be held by the same person.

     27. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer chosen or appointed by the Board of Directors may be removed either with or without cause at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

     28. In case of the absence or disability of any officer of the corporation, or for any other reason deemed sufficient by a majority of the Board of Directors, the duties of that officer may be delegated by the Board of Directors to any other officer or to any director.

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INDEMNIFICATION

     29. The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise. Such indemnification shall apply both as to action in his official capacity of one holding office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person."

SECRETARY

     30. The secretary shall attend all meetings of the corporation, the Board of Directors, and its committees. He shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose. He shall have custody of the corporate seal of the corporation and shall have authority to affix the seal to any instrument requiring it and when so affixed, it may be attested by his signature. He shall give proper notice of meetings of stockholders and directors and shall perform other such duties as shall be assigned to him by the president or the Board of Directors.

TREASURER

     31. The treasurer shall have custody of the funds and securities of the corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation. He shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     32. The treasurer shall disburse such funds of the corporation as may be ordered by the Board or the president, taking proper vouchers for such disbursements, and shall render to the president and directors, whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation, and at the regular meeting of the Board next preceding the annual members meeting, a like report for the preceding year.

     33. The treasurer shall keep an account of stock registered and transferred in such manner subject to such regulations as the Board of Directors may prescribe.

     34. The treasurer shall give the corporation a bond if required by the Board of Directors in such sum and with security satisfactory to the Board of Directors for the faithful performance of the duties of his office and the restoration to the corporation, in the case of his death, resignation, or

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removal from office, of all books, paper, vouchers,  money and other property of whatever kind in his possession, belonging to the corporation. He shall perform such other duties as the Board of Directors or executive committee may from time to time prescribe or require.

PRESIDENT

     35. The president shall be the chief executive officer of the corporation. He shall preside at all meetings of the stockholders and the Board of Directors, and shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     36. The president shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

STOCKS

     37. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the president or secretary of the corporation, certifying the number of shares owned by him in the corporation. Certificates may be issued for partly paid shares, and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefore, and the amount paid thereon, shall be specified.

     38. Any or all of the signatures on the certificates may be facsimile.

     39. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming their certificate of stock to be lost, stolen or destroyed. The Board of Directors may, in its discretion and as a condition precedent to the issuance thereof; require the owner of such lost, stolen, or destroyed certificate or certificates to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

CHECKS

     40. All checks, drafts, or orders for the payment of money shall be signed by the treasurer or by such other officer or officers as the Board of Directors may from time to time designate. No check shall be signed in blank.

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BOOKS AND RECORDS

     41 The Books, accounts, and records of the corporation, except as otherwise required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the By-Laws or by the resolutions of the directors.

NOTICES

     42 Notice required to be given under the provisions of these By-Laws to any director, officer or stockholder, shall not be construed to mean personal notice, but may be given in writing by depositing the same in a post office or letter box, in a post-paid sealed wrapper, addressed to such stockholder, officer, or director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall thus be mailed. Any stockholder, officer, or director, may waive, in writing, any notice required to be given under these By-Laws, whether before or after the time stated therein.

DIVIDENDS

     43. Dividends upon the capital stock of the corporation, subject to the Certificate of incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation.

     44. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the best interest of the corporation. The directors may modify or abolish any such reserve in the manner by which it was created.

FISCAL YEAR

     45. The fiscal year of the corporation shall be determined by the Board of Directors.

AMENDMENT OF BY-LAWS

     46. These By-Laws may be amended, altered, repealed, or added to at any regular meeting of the stockholders or of the Board of Directors, or at any special meeting called for that purpose, by affirmative vote of a majority of the stockholders entitled to vote, or by affirmative vote of a majority of the whole board, as the case may be.

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